Exhibit 99.1

NEWS RELEASE
NOBLE ENERGY ANNOUNCES SECOND QUARTER 2009 RESULTS
HOUSTON (July 30, 2009) — Noble Energy, Inc. (NYSE: NBL) reported today a second quarter 2009 net loss of $57 million, or $0.33 per share diluted, on revenues of $491 million. The results included an unrealized mark-to-market financial hedging loss, a gain on the completed 2008 Argentina asset sale, and various other items which reduced earnings in total $173 million after-tax. Excluding these items, which are typically not considered by analysts in published estimates, second quarter 2009 adjusted net income(1) was $116 million, or $0.66 per share diluted. For the same period in 2008, the Company reported a net loss of $144 million, or $0.84 per share diluted, on revenues of $1.2 billion. Adjusted net income(1) for the second quarter 2008 was $337 million, or $1.93 per share diluted.
Discretionary cash flow(1) for the second quarter 2009 was $374 million, compared to $685 million for the same period in 2008. Net cash provided by operating activities was $313 million and capital expenditures were $323 million.
Key highlights for the second quarter 2009 include:
•	Record Wattenberg production of 282 million cubic feet equivalent per day, including liquid production of over 21 thousand barrels per day

•	Awarded 22 of the 24 high bid lease blocks in Central Gulf of Mexico Lease Sale 208

•	Successful Tamar appraisal well offshore Israel increasing the gross mean resource estimate to 6.3 trillion cubic feet of natural gas

•	Flow test at Dalit natural gas discovery offshore Israel confirmed deliverability up to 200 million cubic feet per day and gross mean resources of 500 billion cubic feet
“Second quarter 2009 results were very encouraging for Noble Energy, as we benefited from our leverage to strengthening liquid markets, while continuing to move forward our long-term developments. Critical progress was made in each of our three major project areas, which we expect will deliver significant growth for our Company beginning in 2011. We recently sanctioned the Aseng oil development in Equatorial Guinea and announced a very successful appraisal well at Tamar offshore Israel. In the near-term, we continue to see a challenged natural gas market in the U.S.;

however, the benefits of our diversified portfolio should show up in the second half of the year with nice volume growth expected from our international assets,” said Noble Energy’s Chairman and CEO, Charles D. Davidson.
Total sales volumes averaged 206 thousand barrels of oil equivalent per day (MBoe/d) for the quarter, down five percent from the same period in 2008. Production was 207 MBoe/d in the current period. United States volumes were down, primarily in the deepwater Gulf of Mexico, due to the impact of ongoing hurricane shut-ins and natural decline in field production.
International volumes declined versus the second quarter 2008, with the timing of liftings in the North Sea contributing to the decrease. In addition, power plant downtime, overall economic factors, and increased imports resulted in lower volumes in Israel. West Africa volumes were higher due to greater natural gas sales to the third-party liquefied natural gas facility.
Second quarter 2009 commodity price realizations were down significantly from the same quarter last year. Crude oil and condensate averaged $52.05 per barrel and natural gas averaged $2.13 per thousand cubic feet.
Cash costs, including lease operating, production and ad valorem taxes, transportation, and SG&A were $10.08 per barrel of oil equivalent (Boe) for the quarter, down seven percent versus the second quarter of 2008. Lower production taxes more than offset higher lease operating expenses (LOE). Depreciation, depletion, and amortization (DD&A) was up six percent to $10.46 per Boe. DD&A unit costs were impacted by higher rates, primarily onshore in the United States, as well as changes in the Company’s volume mix.

(1)	A Non-GAAP measure, see attached Reconciliation Schedules
CONFERENCE CALL
Noble Energy’s second quarter 2009 conference call will be available today via live audio webcast at 9:00 a.m. Central Time. To listen, log on to www.nobleenergyinc.com and click on the Investors tab and go to the Investors Events link. Dial in numbers are (877) 856-1965 or (719) 325-4810. The conference call replay will be available until August 31, 2009. To access the replay, go to www.nobleenergyinc.com and click on the Investors tab and go to the Investors Events link. You can also access the replay by dialing (888) 203-1112 or (719) 457-0820. The pin code is 2546931.
Noble Energy is a leading independent energy company engaged in worldwide oil and gas exploration and production. The Company operates primarily in the Rocky Mountains, Mid-Continent, and deepwater Gulf of Mexico areas in the United States, with significant international operations offshore

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Israel, UK and West Africa. Noble Energy is listed on the New York Stock Exchange and is traded under the ticker symbol NBL. Visit Noble Energy online at www.nobleenergyinc.com.
Contacts:
David Larson
(281) 872-3125 dlarson@nobleenergyinc.com
Brad Whitmarsh
(281) 872-3187 bwhitmarsh@nobleenergyinc.com
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. Noble Energy assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.
This news release may also contain certain forward-looking non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating the company’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry.
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Schedule 1
Noble Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income
(in millions, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net Income (Loss)	$(57)	$(144)	$(245)	$71

Adjustments, net of tax [1]
Unrealized losses on commodity derivative instruments	190	481	216	630
Gain on sale of Argentina assets	(16)	—	(14)	—
Asset impairments [2]	—	—	263	—
Other adjustments, net	(1)	—	(1)	—

Adjusted Net Income [3]	$116	$337	$219	$701

Adjusted Earnings Per Share
Basic	$0.67	$1.96	$1.27	$4.08
Diluted	0.66	1.93	1.25	4.01

Weighted average number of shares outstanding
Basic	173	172	173	172
Diluted [4]	175	175	175	175

[1]	The net of tax amounts are determined by calculating the tax provision for GAAP Net Income (Loss), which includes the adjusting items, and comparing the results to the tax provision for Adjusted Net Income, which excludes the adjusting items. The difference in the tax provision calculations represents the tax impact of the adjusting items listed here. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period are different.

[2]	Total pre-tax (non-cash) impairments, recorded in the first quarter of 2009, were predominantly related to Granite Wash, an onshore US area where we have significantly reduced investments beginning in 2007.

[3]	Adjusted net income should not be considered a substitute for net income as reported in accordance with GAAP. Adjusted net income is provided for comparison to earnings forecasts prepared by analysts and other third parties. Our management believes, and certain investors may find, that adjusted net income is beneficial in evaluating our financial performance.

[4]	The adjusted diluted earnings per share calculation for the second quarter of 2009 and the first six months of 2009 includes an increase to diluted shares of approximately 2 million shares representing the incremental dilutive shares that would be included if not for our second quarter 2009 and first six months 2009 net loss. The adjusted diluted earnings per share calculation for the second quarter of 2008 includes an increase to diluted shares of approximately 3 million shares representing the incremental dilutive shares that would be included if not for our second quarter 2008 net loss.

Schedule 2
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues
Crude oil and condensate	$296	$674	$497	$1,200
Natural gas	143	399	326	771
NGLs	21	57	43	103
Income from equity method investees	16	56	27	118
Other revenues	15	19	39	38

Total revenues	491	1,205	932	2,230

Operating Expenses
Lease operating expense	93	88	193	170
Production and ad valorem taxes	23	51	42	94
Transportation expense	13	16	25	29
Exploration expense	33	103	75	143
Depreciation, depletion and amortization	196	196	396	399
General and administrative	60	61	119	121
Asset impairments	—	—	437	—
Other operating expense, net	(3)	20	(11)	46

Total operating expenses	415	535	1,276	1,002

Operating Income (Loss)	76	670	(344)	1,228
Other (Income) Expense
Loss on commodity derivative instruments	139	828	66	1,065
Interest, net of amount capitalized	23	17	41	34
Other expense (income), net	4	23	12	10

Total other (income) expense	166	868	119	1,109

Income (Loss) Before Taxes	(90)	(198)	(463)	119
Income Tax Provision (Benefit)	(33)	(54)	(218)	48

Net Income (Loss)	$(57)	$(144)	$(245)	$71

Earnings (Loss) Per Share
Basic	$(0.33)	$(0.84)	$(1.42)	$0.41
Diluted	(0.33)	(0.84)	(1.42)	0.41

Weighted average number of shares outstanding
Basic	173	172	173	172
Diluted	173	172	173	175

Schedule 3
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Crude Oil and Condensate Sales Volumes (MBpd)
United States	37	44	36	43
West Africa	15	14	14	15
North Sea	6	8	7	9
Other International	5	4	4	5

Total consolidated operations	63	70	61	72
Equity method investee	2	2	2	2

Total sales volumes	65	72	63	74

Crude Oil and Condensate Realized Prices ($/Bbl)
United States	$51.85	$99.05	$43.92	$85.36
West Africa	51.63	112.32	46.19	100.16
North Sea	56.57	126.05	50.81	112.36
Other International	48.87	109.17	43.28	87.47

Consolidated average realized prices	$52.05	$105.46	$45.17	$91.88

Natural Gas Sales Volumes (MMcfpd)
United States	394	402	403	397
West Africa	244	222	243	221
North Sea	5	5	5	6
Israel	95	121	103	133
Other International	16	22	23	23

Total sales volumes	754	772	777	780

Natural Gas Realized Prices ($/Mcf)
United States	$3.09	$9.82	$3.52	$9.40
West Africa	0.27	0.27	0.27	0.27
North Sea	5.20	10.81	6.72	10.18
Israel	2.76	2.72	2.78	2.90
Other International	—	—	—	—

Average realized prices	$2.13	$5.86	$2.39	$5.60

Natural Gas Liquids (NGL) Sales Volumes (MBpd)
United States	10	10	10	10
Equity method investee	6	7	6	7

Total sales volumes	16	17	16	17

Natural Gas Liquids Realized Prices ($/Bbl)
United States	$23.94	$59.65	$24.33	$57.55

Barrels of Oil Equivalent Volumes (MBoepd)
United States	112	121	113	119
West Africa	56	51	55	52
North Sea	7	9	8	10
Israel	16	20	17	22
Other International	8	8	8	9

Total consolidated operations	199	209	201	212
Equity method investee	7	9	7	9

Total barrels of oil equivalent (MBoepd)	206	218	208	221

Barrels of oil equivalent volumes (MMBoe)	19	20	38	40

Schedule 4
Noble Energy, Inc.
Condensed Balance Sheets
(in millions)

	(unaudited)
	June 30,	December 31,
	2009	2008

Assets
Current Assets
Cash and cash equivalents	$956	$1,140
Accounts receivable, net	450	423
Commodity derivative assets	203	437
Other current assets	128	158

Total current assets	1,737	2,158
Net property, plant and equipment	8,881	9,004
Goodwill	758	759
Other noncurrent assets	475	463

Total Assets	$11,851	$12,384

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable — trade	$493	$579
Other current liabilities	397	595

Total current liabilities	890	1,174
Deferred income taxes	1,947	2,174
Long-term debt	2,416	2,241
Other noncurrent liabilities	539	486

Total Liabilities	5,792	6,075

Total Shareholders’ Equity	6,059	6,309

Total Liabilities and Shareholders’ Equity	$11,851	$12,384

Schedule 5
Noble Energy, Inc.
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Adjusted Net Income [1]	$116	$337	$219	$701
Adjustments to reconcile net income to discretionary cash flow:
Depreciation, depletion and amortization	196	196	396	399
Exploration expense	33	103	75	143
Interest capitalized	(12)	(6)	(18)	(16)
(Income) / distributions from equity method investments, net	(11)	(11)	(22)	3
Deferred compensation adjustment	5	29	10	22
Deferred income taxes	21	60	45	118
Stock-based compensation expense	12	11	24	20
Settlement of previously recognized hedge losses [2]	—	(39)	—	(101)
Other, net	14	5	(16)	13

Discretionary Cash Flow [3]	$374	$685	$713	$1,302

Reconciliation to Operating Cash Flows
Net changes in working capital	(35)	(153)	(51)	(290)
Cash exploration costs	(26)	(42)	(66)	(74)
Capitalized interest	12	6	18	16
Current tax benefit (expense) of net income adjustments	22	151	(76)	196
Gain on disposal of assets	(24)	—	(24)	—
Other adjustments	(10)	1	(16)	4

Net Cash Provided by Operating Activities	$313	$648	$498	$1,154

Capital Expenditures, accrual based	$323	$561	$709	$1,046

[1]	See Schedule 1, Reconciliation of Net Income (Loss) to Adjusted Net Income.

[2]	See Schedule 6, Effect of Commodity Derivative Instruments.

[3]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, our management believes it is a useful tool for evaluating our overall financial performance. Among our management, research analysts, portfolio managers and investors, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 6
Noble Energy, Inc.
Effect of Commodity Derivative Instruments
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Reclassification from Accumulated Other Comprehensive Loss (AOCL) to Revenue [1]
Crude oil	$(15)	$(93)	$(32)	$(190)
Natural gas	—	(2)	—	35

Total Revenue Decrease	$(15)	$(95)	$(32)	$(155)

Gain (Loss) on Derivative Instruments
Crude oil
Realized	$66	$(72)	$162	$(79)
Unrealized	(189)	(575)	(271)	(680)

Total crude oil	$(123)	$(647)	$(109)	$(759)

Natural gas
Realized	$72	$(40)	$130	$(52)
Unrealized	(88)	(141)	(87)	(254)

Total natural gas	(16)	(181)	43	(306)

Total Gain (Loss) on Derivative Instruments	$(139)	$(828)	$(66)	$(1,065)

Summary of Cash Settlements
Cash settlements (received) paid	$(123)	$246	$(260)	$387
Realized gain (loss) on derivative instruments	138	(112)	292	(131)
Amounts reclassified from AOCL	(15)	(95)	(32)	(155)

Settlement of previously recognized hedge losses	$—	$39	$—	$101

[1]	The amounts in AOCL represent deferred unrealized hedge gains and losses. Upon settlement, these deferred gains and losses are reclassified from AOCL to net income as increases or decreases to crude oil and natural gas revenues, and impact reported realized commodity prices.